UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One McDonald’s

Plaza Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(Registrant’s telephone number, including area code): (630) 623-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Year to date November 30, 2012 constant currency Systemwide sales for Asia/Pacific, Middle East and Africa increased 6.3% over the comparable prior year period. In its Investor Release issued on December 10, 2012 reporting November sales, McDonald’s Corporation incorrectly reported the increase as 5.4%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION

Date: December 13, 2012	By:	/s/ Kevin M. Ozan
Kevin M. Ozan
Corporate Senior Vice President — Controller